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                                                                  Exhibit 12.1
Computation of Ratio of Earnings to Fixed Charges
(Millions of dollars)

                                                                                     Years Ended December 31,
                                                                           -------------------------------------------------
                                                              3/31/2003    2002       2001*      2000*      1999*      1998*
                                                              ---------    ----       -----      -----      -----      -----
                                                                (Qtr)
EARNINGS:
Income (loss) before taxes, minority interests,                  (6.3)    (393.7)    (246.6)      84.9    $(472.7)    $329.9
       equity in net earnings (losses) of
       affiliated companies, extraordinary item and
       cumulative effect of accounting change
Amortization of previously capitalized interest expense           1.6        7.1        7.8        7.5        7.6        8.0
                                                               ------     ------     ------     ------     ------     ------
       Earnings (loss) before fixed charges                      (4.7)    (386.6)    (238.8)      92.4     (465.1)     337.9
Gross fixed charges                                            $ 37.7    $ 194.1     $235.0     $226.0    $ 126.2     $101.0
Less interest capitalized                                         0.1         --       (1.6)      (4.5)      (0.2)      (1.9)
                                                               ------     ------     ------     ------     ------     ------
       Earnings (loss)                                         $ 33.1    $(192.5)    $ (5.4)    $313.9    $(339.1)    $437.0
                                                               ======     ======     ======     ======     ======     ======
FIXED CHARGES:
Interest expense
       Expensed                                                  31.6      161.8      215.7      209.6      116.8       90.6
       Capitalized                                               (0.1)        --        1.6        4.5        0.2        1.9
                                                               ------     ------     ------     ------     ------     ------
                                                                 31.5      161.8      217.3      214.1      117.0       92.5
Amortization of debt expenses, debt premiums and discounts        4.4       25.2       10.2        2.2        3.4        3.9
Portion of rental expense representative of interest factor       1.8        7.1        7.5        9.7        5.8        4.6
                                                               ------     ------     ------     ------     ------     ------
       Total fixed charges                                       37.7      194.1      235.0      226.0      126.2      101.0
Preferred dividends                                               3.4        9.1        N/A        N/A        N/A        N/A
Combined fixed charges and preferred stock dividend            ------     ------     ------     ------     ------     ------
       requirements                                            $ 41.1    $ 203.2     $235.0     $226.0    $ 126.2     $101.0
                                                               ======     ======     ======     ======     ======     ======
RATIO OF EARNINGS TO FIXED CHARGES                                0.9         - (A)      - (C)     1.4         - (E)     4.3
                                                               ======     ======     ======     ======     ======     ======
RATIO OF EARNINGS TO COMBINED FIXED
       CHARGES AND PREFERRED STOCK DIVIDEND
       REQUIREMENTS                                               0.8         - (B)     N/A        N/A        N/A        N/A
                                                               ======     ======     ======     ======     ======     ======
SUPPLEMENTAL INFORMATION TO INCORPORATE THE
       EFFECT OF SPECIAL ITEMS:
EARNINGS:
Income (loss) before taxes, minority interests,                $ (6.3)   $ (393.7)   $(246.6)   $ 84.9    $ (472.7)   $329.9
       equity in net earnings (losses) of
       affiliated companies, extraordinary item and
       cumulative effect of accounting change

                                                                                     Years Ended December 31,
                                                                           -------------------------------------------------
                                                              3/31/2003    2002       2001*      2000*      1999*      1998*
                                                              ---------    ----       -----      -----      -----      -----
                                                                (Qtr)
Special items and provisions, net (gains) (F)                    (1.9)     236.4      (40.6)      51.8      455.4     (190.9)
Amortization of previously capitalized interest expense           1.6        7.1        7.8        7.5        7.6        8.0
                                                               ------     ------     ------     ------     ------     ------
       Earnings (loss) before fixed charges                      (6.6)    (150.2)    (279.4)     144.2       (9.7)     147.0
Gross fixed charges                                              37.7      194.1      235.0      226.0      126.2      101.0
Less interest capitalized                                         0.1         --       (1.6)      (4.5)      (0.2)      (1.9)
                                                               ------     ------     ------     ------     ------     ------
       Earnings (loss)                                         $ 31.2    $  43.9     $(46.0)    $365.7    $ 116.3     $246.1
                                                               ======     ======     ======     ======     ======     ======
FIXED CHARGES:
Interest expense
       Expensed                                                  31.6      161.8      215.7      209.6      116.8       90.6
       Capitalized                                               (0.1)        --        1.6        4.5        0.2        1.9
                                                               ------     ------     ------     ------     ------     ------
                                                                 31.5      161.8      217.3      214.1      117.0       92.5
Amortization of debt expenses, debt premiums and discounts        4.4       25.2       10.2        2.2        3.4        3.9
Portion of rental expense representative of interest factor       1.8        7.1        7.5        9.7        5.8        4.6
                                                               ------     ------     ------     ------     ------     ------
       Total fixed charges                                       37.7      194.1      235.0      226.0      126.2      101.0
Preferred dividends                                               3.4        9.1        N/A        N/A        N/A        N/A
Combined fixed charges and preferred stock dividend            ------     ------     ------     ------     ------     ------
       requirements                                            $ 41.1    $ 203.2     $235.0     $226.0    $ 126.2     $101.0
                                                               ======     ======     ======     ======     ======     ======
RATIO OF EARNINGS TO FIXED CHARGES BEFORE
       SPECIAL ITEMS                                              0.8        0.2      - (D)        1.6        0.9        2.4
                                                               ======     ======     ======     ======     ======     ======
RATIO OF EARNINGS TO COMBINED FIXED
       CHARGES AND PREFERRED STOCK DIVIDEND
       REQUIREMENTS BEFORE SPECIAL ITEMS                          0.8        0.2        N/A        N/A        N/A        N/A
                                                               ======     ======     ======     ======     ======     ======

      * Restated

(A) Due to the loss recorded in 2002, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $386.6 million to achieve a coverage of 1:1 in 2002.

(B) Due to the loss recorded in 2002, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $395.7 million to achieve a coverage of 1:1 in 2002.

(C) Due to the loss recorded in 2001, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $240.4 million to achieve a coverage of 1:1 in 2001.

(D) Due to the loss recorded in 2001, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $281.0 million to achieve a coverage of 1:1 in 2001.

(E) Due to the loss recorded in 1999, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $465.3 million to achieve a coverage of 1:1 in 1999.

(F) As previously reported in the consolidated financial statements of the Company for the corresponding period.

Phelps Dodge Corporation
Schedule of Capitalized Interest Amortization

      Reported in
       Financial                                                                                    Qtr
Year  Statements   1995      1996      1997      1998      1999      2000      2001      2002    3/31/2003
----  ----------   ----      ----      ----      ----      ----      ----      ----      ----    ---------
1985       100        10        --        --        --        --        --        --        --        --
1986       100        10        10        --        --        --        --        --        --        --
1987     3,200       320       320       320        --        --        --        --        --        --
1988     6,300       630       630       630       630        --        --        --        --        --
1989     1,500       150       150       150       150       150        --        --        --        --
1990     1,300       130       130       130       130       130       130        --        --        --
1991     8,300       830       830       830       830       830       830       830        --        --
1992     7,900       790       790       790       790       790       790       790       790        --
1993    17,500     1,750     1,750     1,750     1,750     1,750     1,750     1,750     1,750       438
1994    20,700     2,070     2,070     2,070     2,070     2,070     2,070     2,070     2,070       518
1995     3,100        --       310       310       310       310       310       310       310        78
1996     1,900        --        --       190       190       190       190       190       190        48
1997    11,700        --        --        --     1,170     1,170     1,170     1,170     1,170       293
1998     1,900        --        --        --        --       190       190       190       190        48
1999       200        --        --        --        --        --        20        20        20         5
2000     4,500        --        --        --        --        --        --       450       450       113
2001     1,600        --        --        --        --        --        --        --       160        40
2002        --        --        --        --        --        --        --        --        --        --
                   -----     -----     -----     -----     -----     -----     -----     -----     -----
                   6,690     6,990     7,170     8,020     7,580     7,450     7,770     7,100     1,578

Analysis of Special Items

                                                          Qtr
                                                       3/31/2003    2002       2001       2000      1999       1998
                                                       ---------    -----      -----      -----     -----      -----
Asset impairments                                           --      146.5         --         --     332.3         --
Environmental provisions                                   1.3       14.0       31.1         --      28.2         --
Restructuring costs                                         --       23.6       29.8        7.3      94.9         --
Restructuring reassessments                                 --         --         --         --        --         --
Disposition of Accuride Corporation                         --         --         --         --        --      (198.7)
Curtailment and indefinite closure provision                --        7.0         --       44.5        --         --
Early retirement program                                    --         --         --         --        --        2.3
Disposition of MAPICO                                       --         --         --         --        --        5.5
Gain on sale of Sossego                                     --         --      (39.9)        --        --         --
Environmental insurance recoveries, net                     --      (34.3)     (61.8)        --        --         --
Settlement for legal loss contingency                       --        1.0       (9.0)        --        --         --
Hopkinsville facility write-down                            --         --        3.3         --        --         --
Sale of non-core real estate                                --      (22.6)        --         --        --         --
Historic lawsuit settlements                                --      101.2         --         --        --         --
Termination of a foreign postretirement benefit plan      (3.2)        --         --         --        --         --
                                                            --         --         --         --        --         --
Other                                                       --         --        5.9         --        --         --
                                                         -----      -----      -----      -----     -----      -----
                                                          (1.9)     236.4      (40.6)      51.8     455.4      (190.9)